Moody National REIT II, Inc. POS AM

Exhibit 21.1

Subsidiaries of the Company

MN Fort Worth Venture, LLC	Delaware
MN Lyndhurst Venture, LLC	Delaware
MN REIT II TRS, Inc.	Delaware
Moody National 1 Polito-Lyndhurst Holding, LLC	Delaware
Moody National 2020-Grapevine Holding, LLC	Delaware
Moody National Austin-GOVR Holding, LLC	Delaware
Moody National Austin-GOVR MT, LLC	Delaware
Moody National Broadway-Nashville Holding, LLC	Delaware
Moody National Broadway-National MT, LLC	Delaware
Moody National CY Lyndhurst MT, LLC	Delaware
Moody National Governors-Austin Holding, LLC	Delaware
Moody National Governors-Austin MT, LLC	Delaware
Moody National HP G-Town Holding, LLC	Delaware
Moody National HP G-Town MT, LLC	Delaware
Moody National HP N-Charles Holding, LLC	Delaware
Moody National HP N-Charles MT, LLC	Delaware
Moody National International-Fort Worth Holding, LLC	Delaware
Moody National International-Fort Worth MT, LLC	Delaware
Moody National Katy EC-Houston Holding, LLC	Delaware
Moody National Katy EC-Houston MT, LLC	Delaware
Moody National Lancaster-Austin Holding, LLC	Delaware
Moody National Lancaster-Austin MT, LLC	Delaware
Moody National Lancaster-Frazer Holding, LLC	Delaware
Moody National Lancaster-Frazer MT, LLC	Delaware
Moody National Operating Partnership II, LP	Delaware
Moody National Research-Austin Holding, LLC	Delaware
Moody National Research-Austin MT, LLC	Delaware
Moody National RI Grapevine MT, LLC	Delaware
Moody National Wood-Hou Holding, LLC	Delaware
Moody National Wood-Hou MT, LLC	Delaware
Moody National Yale-Seattle Holding, LLC	Delaware
Moody National Yale-Seattle MT, LLC	Delaware
Moody OP Holdings II, LLC	Delaware